UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2014

NF Investment Corp.

(Exact name of registrant as specified in charter)

Maryland	61-1696304
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 38th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 813-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On October 20, 2014, NF Investment Corp. (the “Company”) delivered a capital drawdown notice to its investors relating to the issuance of 250,501 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for an aggregate offering price of approximately $5.0 million. The shares are expected to be issued on or around November 3, 2014.

The issuance of Common Stock is being made pursuant to subscription agreements (“Subscription Agreement”) entered into by the Company and its investors. Under the terms of the Subscription Agreement, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 business days’ prior notice to investors.

The issuance and sale of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D and Regulation S thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF Investment Corp.

By:	/s/ Orit Mizrachi
Name:	Orit Mizrachi
Title:	Chief Operating Officer

Date: October 22, 2014